Calculation of Filing Fee Tables
S-3
HORNBECK OFFSHORE SERVICES, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.00001 par value per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, $0.00001 par value per share	457(r)				0.0001381
Fees to be Paid	3	Other	Warrants	457(r)				0.0001381
Fees to be Paid	4	Other	Units	457(r)				0.0001381
Fees to be Paid	5	Equity	Common Stock, $0.00001 par value per share	Other	37,818,566	$ 8.98	$ 339,610,722.68	0.0001381	$ 46,900.24
Fees to be Paid	6	Equity	Common Stock, $0.00001 par value per share	Other	17,668,604		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	7	Equity	Common Stock, $0.00001 par value per share	Other	88,520,524	$ 8.98	$ 794,914,305.52	0.0001381	$ 109,777.67
Fees to be Paid	8	Equity	Common Stock, $0.00001 par value per share	Other	10,991,165		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,134,525,028.20		$ 156,677.91
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 14,760.00
			Net Fee Due:						$ 141,917.91
Offering Note
[1]	(1) Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. (2) The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (3) An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1.

[5]	(1) Represents 37,818,566 shares of Common Stock that may be offered and sold from time to time by the selling stockholders. (2) The proposed maximum offering price per share will be delivered from time to time in connection with, and at the time of, a sale by the applicable selling stockholder. (3) Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that shall become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock. (4) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(c) under the Securities Act, based upon $8.98, the average of the high and low prices of Common Stock as quoted on the New York Stock Exchange on September 10, 2026 (a date within five business days prior to the filing of this Registration Statement).

[6]	These shares of Common Stock were previously registered under a registration statement on Form S-4 (File No. 333-296508) filed by the Registrant with the SEC on June 4, 2026 (as amended by Pre-Effective Amendment Number 1 filed with the SEC on July 13, 2026 and Pre-Effective Amendment Number 2 filed with the SEC on July 30, 2026, the "Form S-4 Registration Statement"), which was declared effective on July 31, 2026. All filing fees payable in connection with the issuance of these shares were previously paid in connection with the filing of the Form S-4 Registration Statement.

[7]	(1) Represents 88,520,524 shares of Common Stock issuable upon exercise of outstanding Jones Act Warrants (as defined in the Registration Statement) that may be offered and sold from time to time by the selling stockholders. (2) The proposed maximum offering price per share will be delivered from time to time in connection with, and at the time of, a sale by the applicable selling stockholder. (3) Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that shall become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock. (4) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(c) and 457(g) under the Securities Act, based upon the higher of (i) $0.00001, the price at which the Jones Act Warrants may be exercised, and (ii) $8.98, the average of the high and low prices of Common Stock as quoted on the New York Stock Exchange on September 10, 2026 (a date within five business days prior to the filing of this Registration Statement).

[8]	See Offering Note 6.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Hercules Sub LLC	S-1	333-275939	12/07/2023		$ 14,760.00	Equity	Common Stock, par value $0.00001 per share		$ 100,000,000.00
Fee Offset Sources		Hercules Sub LLC	S-1	333-275939		12/07/2023						$ 14,760.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Hornbeck Offshore Services, Inc. (N/K/A Hercules Sub LLC), a wholly owned subsidiary of the Registrant, paid a registration fee of $14,760.00 in connection with the registration of securities pursuant to a registration statement on Form S-1 (File No. 333-275939), which was initially filed with the SEC on December 7, 2023 and most recently amended on January 13, 2026 (the "Prior Registration Statement"). The Prior Registration Statement utilized an estimate of the proposed maximum aggregate offering price of the shares of common stock to be sold by the registrant solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act. The Prior Registration Statement was not declared effective by the SEC, and no securities were issued or sold thereunder. The Prior Registration Statement was withdrawn by filing a Form RW on September 1, 2026. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $14,760.00.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date